Exhibit 5.1
SHEARMAN & STERLING LLP
801 PENNSYLVANIA AVENUE, NW  |  WASHINGTON, DC  |  20004-2634
WWW.SHEARMAN.COM  |  T +1.202.508.8000  |  F +1.202.508.8100
February 21, 2006
Dycom Investments, Inc.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408
Dycom Investments, Inc.
Ladies and Gentlemen:
     We have acted as counsel to Dycom Investments, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission relating to the issuance of the Company’s 8 1/8% Senior Subordinated Notes due 2015 (the “Exchange Notes”) and the unconditional guarantees as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by Dycom Industries, Inc., a Florida corporation (the “Parent”), and each of the other entities listed on Schedule A hereto (collectively, the “Subsidiary Guarantors,” and, together with Parent, the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) up to $150,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 8 1/8% Senior Subordinated Notes due 2015 issued October 11, 2005 (the “Old Notes”) which have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and to exchange the Exchange Note Guarantees for the unconditional guarantees as to the payment of principal and interest on the Old Notes (the “Old Note Guarantees”) by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer. The Exchange Notes and the Exchange Note Guarantees are to be issued pursuant to an indenture dated as of October 11, 2005 (the “Indenture”), among the Parent, the Company, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee (the “Trustee”).
     In connection with the preparation and filing of the Registration Statement, we have reviewed originals or copies of the following documents:
          (a) The Indenture, including the Exchange Note Guarantees.
          (b) A specimen of the Exchange Notes.
SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

The documents described in the foregoing clauses (a) and (b) are collectively referred to as the “Opinion Documents”.
     We have also reviewed the following:
     (a) The Registration Statement.
     (b) The Prospectus.
     (c) Originals or copies of such other corporate records of the Company and the Guarantors, certificates of public officials and of officers of the Company and the Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.
     In our review of the Opinion Documents and other documents, we have assumed:
     (a) The genuineness of all signatures.
     (b) The authenticity of the originals of the documents submitted to us.
     (c) The conformity to authentic originals of any documents submitted to us as copies.
     (d) As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company and the Guarantors.
     (e) That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company and the Guarantors, enforceable against each such party in accordance with its terms.
     We have not independently established the validity of the foregoing assumptions.
     “Generally Applicable Law” means the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Guarantors, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Guarantors and the Opinion Documents or such transactions governed by the Opinion Documents solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.
     Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that when the Exchange Notes have been duly authorized, executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and if and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, (i) the Exchange Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and (ii) when the Exchange Note Guarantees have been duly authorized, executed and delivered by the Guarantors, each Exchange Note Guarantee will be the legal, valid and binding obligation of the Guarantor which issued such Exchange Note Guarantee, enforceable against such Guarantor in accordance with its terms and entitled to the benefits of the Indenture.
     Our opinions expressed above are subject to the following qualifications:
     (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).
     (b) Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).
     (c) Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.
     This opinion letter is rendered to you in connection with the Exchange Offer. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.
     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Shearman & Sterling LLP

SCHEDULE A
Subsidiary Guarantors
Ansco & Associates, LLC
Apex Digital, LLC
C-2 Utility Contractors, LLC
CableCom, LLC
Can-Am Communications, Inc.
Communications Construction Group, LLC
Dycom Capital Management, Inc.
Dycom Identity, LLC
Ervin Cable Construction, LLC
Globe Communications, LLC
Installation Technicians, LLC
Ivy H. Smith Company, LLC
Lamberts Cable Splicing Company, LLC
Locating, Inc.
Nichols Construction, LLC
Niels Fugal Sons Company, LLC
Point to Point Communications, Inc.
Precision Valley Communications of Vermont, LLC
Prince Telecom Holdings, Inc.
RJE Telecom, LLC
Schenck Communications Limited Partnership
Star Construction, LLC
Stevens Communications, LLC
S.T.S., LLC
TCS Communications, LLC
Tesinc, LLC
Underground Specialties, LLC
US Communications Contractors, LLC
UtiliQuest, LLC
White Mountain Cable Construction, LLC